THE COOPERATION AGREEMENT ON GAS PROJECT IN XINJI TOWN

Party A:	Xinjin Country Gas Co.

Party B:	Beijing Chen Guang Gas Co., Ltd.

Party C:	Construction Bureau of Xinji Town (Witness)

After friendly consultations and Party C’s approval, the Parties hereby agree as follows (the “Agreement”) on the Party B’s developing the pipeline gas project (the Project) in Xinji Town in cooperation with Party A.

1.	The Project

1.1
Party B is responsible for constructing a CNG gas station and a pipeline network in the urban area, and Party A is responsible for gas supply projects in the residential communities. The Parties shall fulfill their obligations respectively.

1.2
Party A is responsible for the alteration of residential communities using LPG and shall make them connect to gas supplied by Party B, and Party A shall still fulfill its obligations to the residential communities.

1.3
Considering residential communities are not close to each other and the municipal pipeline network can not be set up in a short time, Party A shall provide detailed materials showing their locations and current situations about gas connection, and make an annual plan about the municipal pipeline network construction. Party A shall ensure Party B an amount of new customers in 2006.

1.4
Party A is responsible for developing all the old and new residential communities and commercial customers, and Party B is responsible for developing industrial customers in Xinji Town. The Parties shall make the charging standards together.

1.5
Party B shall comply with the relevant regulations and rules on city operation in Xinji Town. For the land occupied by construction project with an operational purpose, RMB 450 per square meter shall be charged in the urban planned area, and RMB 300 per square meter outside the urban planned area.

2.	Initial Residential Installation Fee

2.1	Initial residential installation fee for the residential communities requiring alteration shall be RMB 1,700/unit for a household, and Party A shall gain RMB 900 of it and Party B RMB 800.

2.2	Initial residential installation fee for new residential communities shall be RMB 2,600/unit for a household, and Party A shall gain RMB 800 of it and Party B RMB 1800.

2.3	Initial residential installation fee for all the new customers shall be RMB 2,600/unit for a household in the future.

3.	Gas Price

3.1	Party B shall guarantee 30 year supply of gas, and that the gas price shall be adjusted according to the changing market.

3.2
The trade price of the gas supplied to Party A by Party B shall be RMB 2.5 per cubic meter for the residential communities requiring alteration, and RMB 2.9 per cubic meter for the new residential communities within the first 3 years.

3.3
The final price of the gas supplied to customers by Party A shall be RMB 2.9 per cubic meter for the residential communities requiring alteration, and RMB 3.3 per cubic meter for the new residential communities.

4.	Settlement

4.1	The payment of the gas supplied to Party A by Party B shall be settled by the way of IC payment cards.

5.	Breach Liabilities

5.1	Party B shall put its assets (including the land, house and all the instruments of the gas station) in pledge, mortgage or guaranty to secure the performance of obligations.

5.2	Party B has the right to refuse supplying gas to Party A if Party A breaches this Agreement.

5.3	Party A shall gain the property right and operatiing right of the gas station if Party B breaches this Agreement.

6.	The Parties may negotiate and execute documents to supplement this Agreement. Such supplemental agreements shall have the same force and effect as this Agreement.

7.	Party A shall actively assist Party B in constructing the gas station and urban pipeline network. Party B shall ensure continuous and normal supply of gas and good performance of the Project.

Party A (Seal): Sealed

Representative (Signature): Signed

Date: May 30, 2006

Party B (Seal): Sealed

Representative (Signature): Signed

Date: May 30, 2006

Party C (Seal): Sealed

Representative (Signature): Signed

Date: May 30, 2006